Exhibit 99.2

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2009

		Stonewall
	NuMobile, Inc.	Networks, Inc.	Adjustments		Pro Forma

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$231,708	5,017			$236,725
Accounts receivable	270,064	50			270,114
Total current assets	501,772	5,067	-		506,839

FIXED ASSETS, net	-	1,722			1,722

INTANGIBLE ASSETS, net	1,720,931	-	2,748,368	(a)	4,469,299
SOFTWARE DEVELOPMENT COSTS, net	-	477,758			477,758

OTHER ASSETS:
Shareholder loans	-	2,833			2,833
TOTAL ASSETS	$2,222,703	487,380	2,748,368		$5,458,451

LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES:
Accounts payable and accrued expenses	$326,980	583,899			$910,879
Accrued interest	-	85,408			85,408
Convertible debt	16,500	-			16,500
Notes payable	1,879,100	617,876	1,350,000	(a)	3,846,976
Related party notes payable	381,250	598,565			979,815
Due to related party	4,645	-			4,645
Dividends payable	1,048,647	-			1,048,647
Accrued derivative liability	1,405,279	-			1,405,279
Preferred stock; Series A; $0.001 par value; 5,000 shares authorized;
2,656 shares issued and outstanding	265,600	-			265,600
Preferred stock; Series D convertible; $0.001 par value; 25,000 shares authorized;
11,941 shares issued and outstanding	1,194,100	-			1,194,100
Preferred stock; Series E convertible; $0.001 par value; 25,000 shares authorized;
2,418 shares issued and outstanding	241,800	-			241,800
Total current liabilities	6,763,901	1,885,748	1,350,000		9,999,649

Derivative liabilities	-	-
Total liabilities	6,763,901	1,885,748	1,350,000		9,999,649

Commitments and contingencies	-	-	-		-

STOCKHOLDERS' DEFICIT:
Preferred stock; Class A; $0.001 par value; 7,534,000 shares authorized;
5,924,241 issued and outstanding	-	5,924	(5,924)	(a)	-
Preferred stock; Class B; $0.001 par value; 0 shares authorized;
0 issued and outstanding	-	-			-
Preferred stock; Series B; $0.001 par value; 100,000 shares authorized;
0 issued and outstanding	-				-
Preferred stock; Series C; $0.001 par value; 12,000,000 shares authorized;
5,000 issued and outstanding	5	-			5
Common stock, $0.001 par value; 5,000,000 and 15,000,000 shares authorized,
79,868,546 issued and outstanding	79,869	3,720	(3,720)	(a)	79,869
Additional paid-in capital	4,016,313	3,615,190	(3,615,190)	(a)	4,016,313
Accumulated deficit	(8,637,385)	(5,023,202)	5,023,202	(a)	(8,637,385)
Total stockholders' deficit	(4,541,198)	(1,398,368)	1,398,368		(4,541,198)
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT	$2,222,703	487,380	2,748,368		$5,458,451

(a)
Adjustment relates to the value of the intangible asset of Stonewall Networks, Inc. if purchased on September 30, 2009, as well as the value of the note payable to NuMobile, Inc. for the purchase on the same date.

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2009

		Stonewall
	NuMobile, Inc.	Networks, Inc.	Adjustments		Pro Forma

Revenue	$11,259	12,000	-		$23,259
Cost of Revenue	7,778	-	-		7,778
Gross profit	3,481	12,000	-		15,481

Operating expenses:
Adminstrative expense	257,313	43,886			301,199
Depreciation and amortization expense	14,462	206,064	412,255	(a)	632,781
Total operating expenses	271,775	249,950	412,255		933,980
Loss from operations	(268,294)	(237,950)	(412,255)		(918,499)

Non-operating income (expense):
Interest expense	(17,000)	(47,419)	(81,000)	(b)	(145,419)
Change in fair value of derivative liabilities	439,346	-			439,346
Loss on conversion of debt to equity	(800,381)	-			(800,381)
Total non-operating income (expense)	(378,035)	(47,419)	(81,000)		(506,454)

Loss before income tax	(646,329)	(285,369)	(493,255)		(1,424,953)

Income tax	-	-	-		-
Net loss	(646,329)	(285,369)	(493,255)		(1,424,953)

Preferred stock dividends	(221,823)	-			(221,823)
Net loss attributed to common stockholders	$(868,152)	(285,369)	(493,255)		$(1,646,776)

Weighted average shares outstanding :
Basic	18,140,881				18,140,881
Diluted	18,140,881				18,140,881

Net loss per share attributed to common stockholders:
Basic	$(0.05)				$(0.09)
Diluted	$(0.05)				$(0.09)

(a)	Adjustment relates to amortization of the Stonewall Networks, Inc. intangible asset for the nine months ended September 30, 2009.

(b)	Adjustment relates to interest expense on the $1,350,000 note payable at 8% per annum for the nine months ended September 30, 2009.

NUMOBILE, INC. AND SUBSIDIARY
PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2008

		Stonewall
	NuMobile, Inc.	Networks, Inc.	Adjustments		Pro Forma

Revenue	$7,282	-	-		$7,282
Cost of Revenue	-	-	-		-
Gross profit	7,282	-	-		7,282

Operating expenses:
Adminstrative expense	235,177	500,914			736,091
Depreciation and amortization expense	-	287,713	549,674	(a)	837,387
Total operating expenses	235,177	788,627	549,674		1,573,478
Loss from operations	(227,895)	(788,627)	(549,674)		(1,566,196)

Non-operating income (expense):
Interest expense	(23,550)	(104,466)	(108,000)	(b)	(236,016)
Change in fair value of derivative liabilities	(108,708)	-			(108,708)
Total non-operating income (expense)	(132,258)	(104,466)	(108,000)		(344,724)

Loss before income tax	(360,153)	(893,093)	(657,674)		(1,910,920)

Income tax	-	-	-		-
Net loss	(360,153)	(893,093)	(657,674)		(1,910,920)

Preferred stock dividends	(286,815)	-			(286,815)
Net loss attributed to common stockholders	$(646,968)	(893,093)	(657,674)		$(2,197,735)

Weighted average shares outstanding :
Basic	10,036,647				10,036,647
Diluted	10,036,647				10,036,647

Net loss per share attributed to common stockholders:
Basic	$(0.06)				$(0.22)
Diluted	$(0.06)				$(0.22)

(a)	Adjustment relates to amortization of the Stonewall Networks, Inc. intangible asset for the year ended December 31, 2008.

(b)	Adjustment relates to interest expense on the $1,350,000 note payable at 8% per annum for the year ended December 31, 2008.